SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                            -------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
               (Exact name of trustee as specified in its charter)

                                                       95-4311476
                                                    (I.R.S. employer
                                                   identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                           90071
(Address of principal                                  (Zip Code)
executive offices)
                                   DWIGHT LIU
                       515 South Flower Street, Suite 2700
                          Los Angeles, California 90071
                                 (213) 861-5000

  (Name, address, including zip code and telephone number of agent for service)
                          ----------------------------

                       Hollywood Entertainment Corporation
               (Exact name of obligor as specified in its charter)

                   OREGON                             93-0981138
        (State or other jurisdiction                (I.R.S. Employer
       of incorporation or organization)           Identification No.)

                          25600 SW Parkway Center Drive
                            Wilsonville, Oregon 97070
                 (Address of principal chief executive offices)

                   10 5/8% Senior Subordinated Notes Due 2004
                         (Title of indenture securities)

     GENERAL
     -------


1.   General Information.
     --------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.


The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1
are not required under General Instruction B.

16.  List of Exhibits
     ----------------

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.2 - Included in Exhibit T-1.1

     T-1.3 - Included in Exhibit T-1.1

     T-1.4 - A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

NOTE
----

As of September 3, 1997 had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 3rd day of September, 1997.

                                       U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                       Trustee


                                       By: KIMBERLY A. VANN
                                           -------------------------------------
                                                     Kimberly A. Vann
                                                   Authorized Signatory

U.S. Trust Company           Call Date: 06/30/97    ST-BK: 06-0784    FFIEC  033
  of California, N.A.                                                  Page RC-1
515 South Flower Street,     Vendor ID: D           Cert #: 33332
  Suite 2700
Los Angeles, CA  90071                                                     9

Transit #: 12204024     Transmitted to EDS as 0052287 on 7/29/97 at 10:28:02 CST


Consolidated Report of Condition for Insured Commercial and State-chartered Savings Banks for June 30,1997


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                                                             C200   -
                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------
ASSETS

 1. Cash and balances due from depository institutions (from Schedule RC-A):               RCON
                                                                                           ----
    a.  Noninterest-bearing balances and currency and coin (1) ___________________________ 0081 ......   6,819    1.a
    b.  Interest bearing balances (2) ____________________________________________________ 0071 ......      82    1.b
 2. Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A) _______________________ 1754 ......       0    2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D) _____________________ 1773 ......  87,907    2.b
 3. Federal funds sold and securities purchased under agreements to resell _______________ 1350 ......  24,000    3.
 4. Loans and lease financing receivables:                             RCON
    a.  Loans and leases, net of unearned income                       ----
        (from Schedule RC-C) _________________________________________ 2122 ...... 138,343 ...................    4.a
    b.  LESS:  Allowance for loan and lease losses ___________________ 3123 ......   2,055 ...................    4.b
    c.  LESS:  Allocated transfer risk reserve _______________________ 3128 ......       0 ...................    4.c
    d.  Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c) ______________________________ 2125 ...... 136,288    4.d
 5. Trading assets _______________________________________________________________________ 3545 ......       0    5.
 6. Premises and fixed assets (including capitalized leases) _____________________________ 2145 ......   7,066    6.
 7. Other real estate owned (from Schedule RC-M) _________________________________________ 2150 ......       0    7.
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M) _________________________________________________________________ 2130 ......       0    8.
 9. Customers' liability to this bank on acceptances outstanding _________________________ 2155 ......       0    9.
10. Intangible assets (from Schedule RC-M) _______________________________________________ 2143 ......   2,493    10.
11. Other assets (from Schedule RC-F) ____________________________________________________ 2160 ......   4,633    11.
12. Total assets (sum of items 1 through 11) _____________________________________________ 2170 ...... 269,288    12.

--------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


U.S. Trust Company           Call Date: 06/30/97    ST-BK: 06-0784    FFIEC  033
  of California, N.A.                                                  Page RC-1
515 South Flower Street,     Vendor ID: D           Cert #: 33332
  Suite 2700
Los Angeles, CA  90071                                                     10

Transit #: 12204024     Transmitted to EDS as 0052287 on 7/29/97 at 10:28:02 CST


Schedule RC - Continued
                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
LIABILITIES

13. Deposits:                                                                              RCON
    a.  In domestic offices (sum of totals of                                              ----
        columns A and C from Schedule RC-E) ______________________________________________ 2200 ...... 233,509    13.a
                                                                       RCON
                                                                       ----
        (1)  Noninterest-bearing (1) _________________________________ 6631 ......  26,255 ...................    13.a.1
        (2)  Interest-bearing ________________________________________ 6636 ...... 207,254 ...................    13.a.2
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs ____________________ ...................
        (1)  Noninterest-bearing _________________________________________________________ ...................
        (2)  Interest-bearing ____________________________________________________________ ...................
14. Federal funds purchased and securities sold under agreements to repurchase ___________ 2800 ......       0    14.
15. a.  Demand notes issued to the U.S. Treasury _________________________________________ 2840 ......       0    15.a
    b.  Trading liabilities ______________________________________________________________ 3548 ......       0    15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a.  With a remaining maturity of one year or less ____________________________________ 2332 ......       0    16.a
    b.  With a remaining maturity of more than one year through three years ______________ A547 ......       0    16.b
    c.  With a remaining maturity of more than three years _______________________________ A548 ......       0    16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding _____________________________ 2920 ......       0    18.
19. Subordinated notes and debentures ____________________________________________________ 3200 ......       0    19.
20. Other liabilities (from Schedule RC-G) _______________________________________________ 2930 ......   4,664    20.
21. Total liabilities (sum of items 13 through 20) _______________________________________ 2948 ...... 238,173    21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ________________________________________ 3838 ......   5,000    23.
24. Common stock _________________________________________________________________________ 3230 ......   2,000    24.
25. Surplus (exclude all surplus related to preferred stock) _____________________________ 3839 ......  12,745    25.
26. a.  Undivided profits and capital reserves ___________________________________________ 3632 ......  11,328    26.a
    b.  Net unrealized holding gains (losses) on available-for-sale securities ___________ 8434 ......      42    26.b
27. Cumulative foreign currency translation adjustments __________________________________      ..............
28. a.  Total equity capital (sum of items 23 through 27) ________________________________ 3210 ......  31,115    28.
29. Total liabilities and equity capital (sum of items 21 and 28) ________________________ 3300 ...... 269,288    29.

Memorandum

To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
    external auditors as of any date during 1996 _________________________________________ 6724 ......     N/A    M.1

1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified              external auditors (may be required by state chartering
    public accounting firm which submits a report on the  bank           authority)
2 = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but            external auditors
    not on the bank separately)                                      7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in accordance           work)
    with generally accepted auditing standards by a certified        8 = No external audit work
    public accounting firm (may be required by state chartering authority)

--------------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited life preferred stock and related surplus.
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